Exhibit 10.1

SECOND AMENDMENT
THIS SECOND AMENDMENT dated as of October 21, 2013 (this “Amendment”) relates to the Multicurrency Credit Agreement (as amended prior to the date hereof, the “Credit Agreement”) dated as of October 13, 2011 among BRIGGS & STRATTON CORPORATION (the “Company”), BRIGGS & STRATTON AG (“B&S AG” and, together with the Company, each a “Borrower” and collectively the “Borrowers”), various financial institutions and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized definitional terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
WHEREAS, reference is made to the Guaranty (as amended prior to the date hereof, the “Guaranty”) dated as of October 13, 2011 and executed by Briggs & Stratton Power Products Group, LLC (the “Subsidiary Guarantor” and, together with the Borrowers, the “Loan Parties”) in favor of JPMorgan Chase Bank, N.A., as Administrative Agent; and
WHEREAS, the relevant Loan Parties, the Lenders and the Administrative Agent have agreed to extend the maturity of the credit facility evidenced by the Credit Agreement and make other amendments to the Credit Agreement and the Guaranty as more fully set forth below;
NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
SECTION 1AMENDMENTS TO CREDIT AGREEMENT. Effective on (and subject to the occurrence of) the Second Amendment Effective Date (as defined below), the Borrowers, the Lenders and the Administrative Agent agree that the Credit Agreement is amended as follows:
1.1    The definition of “Acquisition” set forth in Section 1.01 of the Credit Agreement is amended to add the parenthetical “(unless solely among the Company and/or one or more of its Subsidiaries)” immediately following the phrase “of related transactions” appearing therein.
1.2    The definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement is amended to delete the reference to “Eurocurrency Rate” appearing therein and to replace such reference with “LIBOR Rate”.
1.3    The definition of “Business Day” set forth in Section 1.01 of the Credit Agreement is amended to (i) add the parenthetical “(any such day, a “TARGET Day”)” immediately following the phrase “a day” appearing in clause (b) thereof and (ii) delete the phrase “which utilizes a single shared platform and was launched on November 19, 2007” appearing in clause (b) thereof and to replace such phrase with “TARGET2”.
1.4    The definition of “Change in Law” set forth in Section 1.01 of the Credit Agreement is amended to delete the phrase “date of this Agreement” appearing therein and to replace such phrase with “Second Amendment Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender)”.
1.5    The definition of “Consolidated Interest Expense” set forth in Section 1.01 of the Credit Agreement is amended to add the following as a new sentence at the end thereof:

For purposes hereof, “Consolidated Interest Expense” shall be adjusted to give effect to each Acquisition (including any Indebtedness assumed in connection therewith and related interest expense) and each disposition of any Subsidiary or of all or substantially all of the assets of any Subsidiary or of greater than 50% of the capital stock, partnership interests, membership interests or equity of any Subsidiary (including any Indebtedness repaid in connection therewith and related interest expense), in each case that occurred during the applicable Computation Period as if such Acquisition or disposition had occurred at the inception of such Computation Period.
1.6    Each of the definitions of “Credit Termination Date” and “Maturity Date” set forth in Section 1.01 of the Credit Agreement is amended to delete the date “October 13, 2016” appearing therein and to replace such date with “October 21, 2018”.
1.7    The definition of “EBITDA” set forth in Section 1.01 of the Credit Agreement is amended to (i) delete the word “and” appearing between clauses (b)(iv) and (b)(v) thereof, (ii) add “; and (vi) solely with respect to the fiscal year of the Company ended June 30, 2013, such non-recurring cash charges set forth on Schedule 1.01A in an aggregate amount not to exceed $10,992,000;” as a new clause (b)(vi) thereof and (iii) amend and restate the proviso appearing at the end thereof to read as follows:
; provided that the amounts added pursuant to item (b)(v) above during any consecutive twelve-month period shall not exceed in the aggregate the greater of (A) $15,000,000 and (B) 10% of EBITDA (before giving effect to item (b)(v) above) during such consecutive twelve-month period. For purposes hereof, “EBITDA” shall be adjusted to give effect to each Acquisition (including any Indebtedness assumed in connection therewith and related interest expense) and each disposition of any Subsidiary or of all or substantially all of the assets of any Subsidiary or of greater than 50% of the capital stock, partnership interests, membership interests or equity of any Subsidiary (including any Indebtedness repaid in connection therewith and related interest expense), in each case that occurred during the applicable Computation Period as if such Acquisition or disposition had occurred at the inception of such Computation Period.
1.8    The definition of “Governmental Authority” set forth in Section 1.01 of the Credit Agreement is amended to add the phrase “(including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing)” at the end thereof.
1.9    The definition of “L/C Sublimit” set forth in Section 1.01 of the Credit Agreement is amended to delete the amount “$50,000,000” appearing therein and to replace such amount with “$25,000,000”.
1.10    The definition of “Material Subsidiary” set forth in Section 1.01 of the Credit Agreement is amended to add the phrase “, other than any Excluded Subsidiary” at the end thereof.
1.11    The definition of “Swing Line Sublimit” set forth in Section 1.01 of the Credit Agreement is amended to delete the amount “$25,000,000” appearing therein and to replace such amount with “$40,000,000”.
1.12    The definition of “Swiss Ten Non-Bank Rule” set forth in Section 1.01 of the Credit Agreement is amended to add the word “must” immediately following the phrase “B&S AG” appearing therein.

1.13    The definition of “Total Funded Debt” set forth in Section 1.01 of the Credit Agreement is amended to add the following as a new sentence at the end thereof:
For purposes hereof, “Total Funded Debt” shall be adjusted to give effect to each Acquisition (including any Indebtedness assumed in connection therewith and related interest expense) and each disposition of any Subsidiary or of all or substantially all of the assets of any Subsidiary or of greater than 50% of the capital stock, partnership interests, membership interests or equity of any Subsidiary (including any Indebtedness repaid in connection therewith and related interest expense), in each case that occurred during the applicable Computation Period as if such Acquisition or disposition had occurred at the inception of such Computation Period.
1.14    Section 1.01 of the Credit Agreement is amended to (i) delete the definition of “Total Leverage Ratio” appearing therein and (ii) add the following definitions thereto in the proper alphabetical order and, where applicable, replace the corresponding previously existing definitions:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company and its affiliated companies concerning or relating to bribery or corruption.
“AUD Bank Bill Reference Rate” means, for any Loans denominated in Australian dollars, the AUD Screen Rate or, if applicable pursuant to the terms of Section 4.05(a), the applicable Reference Bank Rate.
“AUD Screen Rate” means, with respect to any Interest Period, the average bid reference rate administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for Australian dollars bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion and consistent with any such selection by the Administrative Agent generally under substantially similar credit facilities for which it acts as administrative agent.
“CDOR Rate” means, for any Loans denominated in Canadian dollars, the CDOR Screen Rate or, if applicable pursuant to the terms of Section 4.05(a), the applicable Reference Bank Rate.
“CDOR Screen Rate” means, with respect to any Interest Period, the average rate as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of such rate) for bankers acceptances with a tenor equal in length to such Interest Period as displayed on the CDOR page of the Reuters screen or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion and consistent with any such selection by the Administrative Agent generally under substantially similar credit facilities for which it acts as administrative agent.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Designated Person” means any Person listed on a Sanctions List.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“Eurocurrency Rate” means, for any Interest Period with respect to (i) a Eurocurrency Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate), as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or other commercially available source providing quotations of such rate as designated by the Administrative Agent from time to time) (the “LIBOR Screen Rate”) as of the Specified Time and on the Quotation Day for such LIBOR Quoted Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if any LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (ii) a Eurocurrency Loan denominated in a Non-Quoted Currency, the applicable Local Screen Rate as of the Specified Time and on the Quotation Day for such Non-Quoted Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if any Local Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the foregoing, (A) if any Screen Rate is not available at such time for any reason for the applicable Interest Period (the “Impacted Interest Period”), then the Eurocurrency Rate for such currency and Interest Period shall be the Interpolated Rate, and (B) if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “Eurocurrency Rate” shall be subject to Section 4.05.
“Excluded Subsidiary” means (a) any Subsidiary that is a captive insurance company, (b) any Subsidiary that is a special purpose entity for asset securitization or other off balance sheet purposes and with respect to which becoming a Guarantor would violate requirements set forth in its organizational documents, debt agreements or applicable law, (c) any Subsidiary prohibited by law from becoming a Guarantor and (d) joint venture Subsidiaries formed after the date of this Agreement to the extent the organizational documents of any such joint venture Subsidiary prohibit it from becoming a Guarantor.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of such Specified Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the guarantee of such Loan Party becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the guarantee of such Loan Party becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such guarantee is or becomes illegal.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “Eurocurrency Rate”.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the relevant Screen Rate is available, the applicable Screen Rate for purposes of clause (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means, in relation to any currency, the overnight rate for such currency determined by the Administrative Agent from such service as the Administrative Agent may select on a basis consistent with that applied by the Administrative Agent generally to substantially similar credit facilities for which it acts as administrative agent.
“LIBOR Quoted Currency” means Dollars, Euros, Japanese yen, Swiss francs and British pounds.
“LIBOR Rate” means, for any Loans in a LIBOR Quoted Currency, the LIBOR Screen Rate or, if applicable pursuant to the terms of Section 4.05(a), the applicable Reference Bank Rate.
“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “Eurocurrency Rate”.
“Local Screen Rates” mean the AUD Screen Rate, the CDOR Screen Rate and the STIBOR Screen Rate.
“Non-Quoted Currency” means each of Australian dollars, Canadian dollars and Swedish kronor.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Quotation Day” means, with respect to any Eurocurrency Loan for any Interest Period, (i) if the currency is British pounds, Australian dollars or Canadian dollars, the first day of such Interest Period, (ii) if the currency is Euro, two TARGET Days before the first day of such Interest Period, (iii) for any other currency, two Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the Eurocurrency Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).
“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the Specified Time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period:
(a)    in relation to Loans denominated in Australian dollars, as the bid rate observed by the relevant Reference Bank for Australian dollar denominated bank accepted bills and negotiable certificates of deposit issued by banks which are for the time being designated “Prime Banks” by the Australian Financial Markets Association that have a remaining maturity equal to the relevant period;
(b)    in relation to Loans denominated in Canadian dollars, as the rate at which the relevant Reference Bank is willing to extend credit by the purchase of bankers acceptances which have been accepted by banks which are for the time being customarily regarded as being of appropriate credit standing for such purpose with a term to maturity equal to the relevant period;
(c)    in relation to Loans denominated in Swedish kronor, as the rate at which the relevant Reference Bank could borrow funds in the Stockholm interbank market in Swedish kronor and for the relevant period, were it to do so by asking for and accepting interbank offers in Swedish kronor and for that period; and
(d)    in relation to Loans denominated in any LIBOR Quoted Currency, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.
“Reference Banks” means JPMCB and such other banks as may be appointed by the Administrative Agent in consultation with the Company, in a manner consistent with that applied by the Administrative Agent generally to substantially similar credit facilities for which it acts as administrative agent.
“Sanctioned Country” means a country or territory which is at any time subject to Sanctions.
“Sanctions” means:
(a)    economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the US government and administered by OFAC; and
(b)    economic or financial sanctions imposed, administered or enforced from time to time by the US State Department, the US Department of Commerce or the US Department of the Treasury.
“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the US government and administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury or the United Nations Security Council or any similar list maintained by any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.
“Screen Rate” means the LIBOR Screen Rate and the Local Screen Rates collectively and individually as the context may require.
“Second Amendment Effective Date” means October 21, 2013.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Specified Time” means (i) with respect to any Loan denominated in Australian dollars, as of 11:00 a.m., Sydney, Australia time, (ii) with respect to any Loan denominated in Canadian dollars, as of 11:00 a.m. Toronto, Ontario time and (iii) with respect to any Loan denominated in Swedish kronor or a LIBOR Quoted Currency, as of 11:00 a.m., London time.
“STIBOR Screen Rate” means, with respect to any Interest Period, the Stockholm interbank offered rate administered by the Swedish Bankers’ Association (or any other Person that takes over the administration of such rate) for Swedish kronor with a tenor equal in length to such Interest Period as displayed on the appropriate page of the Reuters screen or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion and consistent with any such selection by the Administrative Agent generally under substantially similar credit facilities for which it acts as administrative agent.
“STIBOR Rate” means, for any Loans denominated in Swedish kronor, the STIBOR Screen Rate or, if applicable pursuant to the terms of Section 4.05(a), the applicable Reference Bank Rate.
“Swiss Guidelines” means, together, the guidelines S-02.122.1 in relation to bonds of April 1999 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.122.1 vom April 1999 betreffend "Obligationen"), S-02.123 in relation to inter bank transactions of 22 September 1986 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.123 vom 22 September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)), S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 "Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen"), S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt S-02.130.1 vom April 1999 "Geldmarktpapiere und Buchforderungen inländischer Schuldner"), the circular letter No. 15 (1-015-DVS-2007) of 7 February 2007 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 "Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben" vom 7. Februar 2007) and the circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to customer credit balances (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011) as issued, and as amended or replaced from time to time by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time.
“Swiss Twenty Non-Bank Rule” means the requirement that the aggregate number of creditors (other than Swiss Qualifying Lenders) of B&S AG under all outstanding debts relevant for classification as debentures (Kassenobligation) (within the meaning of the Swiss Guidelines), including Loans to B&S AG, must not at any time exceed 20, in accordance with the Swiss Guidelines.
“Swiss Withholding Tax ” means any Taxes levied pursuant to the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21), as amended from time to time.
“TARGET Day” has the meaning assigned to such term in the definition of “Business Day”.

1.15    Section 2.13(a) of the Credit Agreement is amended to add the sentence “All (i) interest computed by reference to the AUD Bank Bill Reference Rate or the CDOR Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest in respect of Borrowings in British pounds shall be computed on the basis of a year of 365 days, and in each case of the foregoing clauses (i) and (ii) shall be payable for the actual number of days elapsed (including the first day but excluding the last day).” immediately following the first sentence thereof.
1.16    Section 3.01(b)(i) of the Credit Agreement is amended to add the phrase “, liquidity” immediately following the phrase “restriction, reserve” appearing therein.
1.17    Section 4.03 of the Credit Agreement is amended to (i) delete each reference to “ten days” appearing in clauses (a) and (b) thereof and to replace each such reference with “twenty (20) days” and (ii) add the phrase “and liquidity” immediately following the phrase “with respect to capital adequacy” appearing in clause (b) thereof.
1.18    Section 4.05 of the Credit Agreement is amended to become a new Section 4.05(b) and to add the following as a new Section 4.05(a):
(a)    If at the time that the Administrative Agent shall seek to determine the relevant Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing the applicable Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the applicable Reference Bank Rate shall be the Eurocurrency Rate for such Interest Period for such Eurocurrency Borrowing; provided that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the Eurocurrency Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as a Base Rate Borrowing at the Base Rate and (ii) if such Borrowing shall be requested in any Offshore Currency, the Eurocurrency Rate shall be equal to the cost to each Lender to fund its pro rata share of such Eurocurrency Borrowing in such currency (from whatever source and using whatever methodologies as such Lender may select in its reasonable discretion).
1.19    Section 4.05(b) of the Credit Agreement is amended to add the phrase “currency or” immediately following the phrase “do not exist for determining the Eurocurrency Rate for any requested” appearing therein.
1.20    Section 4.07 of the Credit Agreement is amended to (i) add the phrase “(a)” immediately prior to the phrase “may use any reasonable averaging” appearing therein and (ii) add the phrase “and (b) shall act in good faith (and not on an arbitrary or capricious basis) and in a manner generally consistent with similarly situated customers of the Administrative Agent, such Lender or such Participant, as applicable, under agreements having provisions similar to the relevant Sections of this Article IV, after consideration of such factors as the Administrative Agent, such Lender or such Participant, as applicable, then reasonably determines to be relevant; provided that none of the Administrative Agent, such Lender or such Participant, as applicable, shall be required to disclose any confidential or proprietary information in connection therewith” at the end of the second sentence thereof.

1.21    Section 6.09 of the Credit Agreement is amended to (i) delete the word “material” appearing immediately prior to the phrase “tax returns” appearing therein, (ii) delete the word “material” appearing immediately prior to the phrase “taxes and other governmental” appearing therein, (iii) add the phrase “(a)” immediately following the word “except” appearing therein and (iv) add the phrase “and/or (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect” at the end of the first sentence thereof.
1.22    Section 6.10 of the Credit Agreement is amended to (i) add the phrase “in all material respects” immediately following the phrase “fairly present” appearing in clause (a) thereof and (ii) delete the date “July 3, 2011” appearing in clauses (a) and (b) thereof and to replace each such date with “June 30, 2013”.
1.23    Article VI of the Credit Agreement is amended to add the following as a new Section 6.16 thereto:
6.16    OFAC and Anti-Corruption Laws.
(a)    The Company and, to the best of its knowledge, its controlled affiliated companies and their respective directors, officers, employees, and agents are conducting their business in compliance in all material respects with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
(b)    None of the Company or, to the best of its knowledge, its controlled affiliated companies or their respective directors, officers, employees or agents acting or directly benefiting in any capacity in connection with the Credit Extensions:
(i)    is a Designated Person;
(ii)    is a Person that is owned or controlled by a Designated Person;
(iii)    is operating, organized or resident in a Sanctioned Country; or
(iv)    is (or, except as disclosed in writing to the Administrative Agent prior to the Second Amendment Effective Date, has, to the Company’s knowledge, within the year preceding the Second Amendment Effective Date) directly or, to the Company’s knowledge, indirectly engaged in, any dealings or transactions (1) with any Designated Person, (2) in any Sanctioned Country to the extent that after giving effect to such dealings or transactions the Company and its Subsidiaries have more than 5% of their consolidated assets in Sanctioned Countries or derive more than 5% of their consolidated revenues from investments in, or transactions with, Designated Persons or Sanctioned Countries, or (3) otherwise in violation of Sanctions, to the extent that such violation of Sanctions under this clause (3) could reasonably be expected to have a Material Adverse Effect.
1.24    Section 7.01 of the Credit Agreement is amended to (i) add the phrase “in all material respects” immediately following the phrase “present fairly” appearing in clause (a) thereof, (ii) add the phrase “(i)” immediately prior to the phrase “if such opinion” appearing in clause (a) thereof, (iii) add the phrase “and (ii) such opinion may include references (excluding formal qualifications) regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors

(or any successor or similar standard under GAAP)” at the end of clause (a) thereof and (iv) add the phrase “in all material respects” immediately following the phrase “fairly presenting” appearing in clause (b) thereof.
1.25    Section 7.06 of the Credit Agreement is amended to delete the phrase “responsible independent insurers” appearing therein and to replace such phrase with “reputable independent insurers (except to the extent that any insurance company insuring the properties of the Company and each Subsidiary ceases to be financially sound and reputable after the Second Amendment Effective Date, in which case, the Company shall promptly replace such insurance company with a financially sound and reputable insurance company)”.
1.26    Section 7.07 of the Credit Agreement is amended to (i) delete the word “material” appearing immediately prior to the phrase “tax liabilities” appearing therein, (ii) add the phrase “(a)” immediately following the word “unless” appearing therein and (iii) add the phrase “and/or (b) the failure to do so could not reasonably be expected to have a Material Adverse Effect” at the end thereof.
1.27    Section 7.12 of the Credit Agreement is amended to delete the phase “, commercial paper back-up” appearing therein.
1.28    Section 7.13(a) of the Credit Agreement is amended and restated in its entirety to read as follows:
7.13    Guaranty. (a) The Company shall take all steps reasonably necessary to ensure that at all times (i) the Company’s obligations hereunder are guaranteed by all Material Subsidiaries that are Domestic Subsidiaries and (ii) either (A) the Company and the Guarantors own at least 75% of the total assets as of the end of, and generated at least 75% of the revenue for, the 12-month period ending on the last day of the calendar quarter ended immediately prior to the date of determination for which financial statements have been delivered pursuant to subsection 7.01(a) or (b), of the Company and its Subsidiaries on a consolidated basis (in each case excluding Excluded Subsidiaries); or (B) the Company’s obligations hereunder are guaranteed by (1) Domestic Subsidiaries (excluding Excluded Subsidiaries) that, together with the Company, own at least 90% of the domestic assets as of the end of, and generated at least 90% of domestic revenue of the Company and its Domestic Subsidiaries (in each case excluding Excluded Subsidiaries) on a consolidated basis for, the 12-month period ending on the last day of the calendar quarter ended immediately prior to the date of determination for which financial statements have been delivered pursuant to subsection 7.01(a) or (b) and (2) except to the extent such guaranty would (x) result in adverse tax consequences (other than insignificant consequences) for the Company or any Subsidiary or (y) be prohibited, impractical or disproportionately expensive under applicable law or the applicable joint venture agreement for any Subsidiary that is a foreign joint venture, each Material Subsidiary that is a Foreign Subsidiary; provided that at any time that the Company’s long-term senior unsecured public debt without third party credit enhancement (or, if no such debt is outstanding, corporate or similar ratings of the Company) has both a “BBB” or better rating by S&P and a “Baa2” or better rating by Moody’s, the only Subsidiaries that will be required to provide subsidiary guarantees will be those Subsidiaries that are guarantors of either (a) the Company’s 6-7/8% Senior Notes due 2020 or (b) one or more other Credit Facilities (as defined in the First Supplemental Indenture for the Senior Notes referred to in clause (a) above, regardless of whether such Senior Notes remain in effect) in a principal amount of $15,000,000 million or more.
1.29    Section 8.01 of the Credit Agreement is amended to (i) delete the phrase “Closing Date” appearing in clause (a) thereof and to replace such phrase with “Second Amendment Effective Date”, (ii)

delete the word “and” appearing at the end of clause (o) thereof, (iii) change clause (p) thereof to a new clause (q) thereof and (iv) add the following as a new clause (p) thereof:
(p)    Liens on assets in order to secure defeased indebtedness; and
1.30    Section 8.05 of the Credit Agreement is amended to (i) delete the phrase “Closing Date” appearing in clause (a) thereof and to replace such phrase with “Second Amendment Effective Date”, (ii) delete the reference to “(p)” appearing in clause (d) thereof and to change such reference to “(q)” and (iii) delete the amount “$350,000,000” appearing in clause (m) thereof and to replace such amount with the phrase “the amount permitted by Section 8.10”.
1.31    Section 8.07 of the Credit Agreement is amended and restated in its entirety to read as follows:
8.07    ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; or (b) engage in a transaction that could be reasonably expected to be subject to Section 4069 or 4212(c) of ERISA, in the case of each of the foregoing clauses (a) and (b) to the extent such transaction or violation could reasonably be expected to result in a Material Adverse Effect.
1.32    Section 8.08 of the Credit Agreement is amended to delete the phrase “Average Funded Debt” appearing therein and to replace such phrase with “Total Funded Debt (for each of the most recently ended four fiscal quarters in such Computation Period)”.
1.33    Article VIII of the Credit Agreement is amended to add the following as a new Section 8.12 thereto:
8.12    OFAC and Anti-Corruption Laws.
(a)    The Company shall not, and shall ensure that none of its controlled affiliated companies will, directly or, to the Company’s knowledge, indirectly use the proceeds of Credit Extensions hereunder:
(i)    for any purpose which would breach the U.K. Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions, in each case in a manner that could reasonably be expected to have a Material Adverse Effect;
(ii)    to fund or finance any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, or otherwise in violation of Sanctions, as such Sanctions are in effect from time to time; or
(iii)    in any other manner that will result in liability to the Administrative Agent or any Lender under any applicable Sanctions or a breach by the Administrative Agent or any Lenders of any Sanctions.
(b)    The Company shall not, and shall ensure that none of its controlled affiliated companies will, use funds or assets obtained directly or, to the Company’s knowledge, indirectly from transactions with or otherwise relating to (i) Designated Persons, or (ii) any Sanctioned Country,

to pay or repay any amount owing to the Administrative Agent or any Lender under any Loan Document.
(c)    The Company shall, and shall ensure that each of its controlled affiliated companies will:
(i)    conduct its business in compliance with Anti-Corruption Laws in all material respects;
(ii)    maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws; and
(iii)    have reasonable controls and safeguards in place designed to prevent any proceeds of any Credit Extension hereunder from being used contrary to the representations and undertakings set forth herein.
1.34    Section 9.01(e) of the Credit Agreement is amended to (i) add the parenthetical “(excluding Indebtedness owed to the Company or any Subsidiary)” immediately following the phrase “in respect of any Indebtedness” appearing therein and (ii) add the following as a new sentence at the end thereof:
Notwithstanding the foregoing, none of the following events shall constitute an Event of Default under this clause (e) unless such event results in the acceleration of other Indebtedness of a Borrower or any Specified Subsidiary in an aggregate principal amount of more than $50,000,000: (i) any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any change of control offer made within 60 days after an acquisition with respect to, and effectuated pursuant to, Indebtedness of an acquired business, (iii) any default under Indebtedness of an acquired business if such default is cured, or such Indebtedness is repaid, within 60 days after the acquisition of such business so long as no other creditor accelerates or commences any kind of enforcement action in respect of such Indebtedness or (iv) mandatory prepayment requirements arising from the receipt of net cash proceeds from debt, dispositions (including casualty losses, governmental takings and other involuntary dispositions), equity issues or excess cash flow, in each case pursuant to Indebtedness of an acquired business.
1.35    Section 9.01(h) of the Credit Agreement is amended and restated in its entirety to read as follows:
(h)    ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 303(k) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan that gives rise to withdrawal liability to Multiemployer Plans, and in each such case under this clause (h) such event or circumstance could reasonably be expected to result in a Material Adverse Effect.
1.36    Section 12.01 of the Credit Agreement is amended to (i) add the parenthetical “(other than any amendment or waiver with respect to the application of default interest)” immediately following the phrase “any Loan” appearing in clause (a)(iii) thereof, (ii) add the phrase “(A)” immediately prior to the phrase “no Defaulting Lender shall have any right” appearing in the final paragraph thereof and (iii) add the following at the end of the final paragraph thereof:

and (B) as to any amendment or amendment and restatement otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment or amendment and restatement, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective
1.37    Section 12.08(b) of the Credit Agreement is amended to add “The assignor with respect to any assignment that does not require the Company’s consent under the foregoing provisions shall nevertheless provide written notice to the Company thereof prior to, or promptly after, such assignment. In the case of any assignment that requires the Company’s consent under the foregoing provisions, without limiting any other factors that may be reasonable, it shall be reasonable for the Company to consider a proposed assignee’s right to require reimbursement pursuant to Article IV when determining whether to consent to such assignment.” as new sentences immediately following the first sentence thereof.
1.38    Schedule 1.01 of the Credit Agreement is amended to amend and restate the pricing grid appearing therein to read as follows:

Level	Average Net Leverage Ratio	Applicable Margin for Eurocurrency Loans/ LC Fee Rate**	Applicable Margin for Base Rate Loans	Commitment Fee Rate
I	≥3.00 to 1.0	225.0 bps	125.0 bps	37.5 bps
II	<3.00 to 1.0 but ≥2.25 to 1.0	200.0 bps	100.0 bps	32.5 bps
III	<2.25 to 1.0 but ≥1.50 to 1.0	175.0 bps	75.0 bps	27.5 bps
IV*	<1.50 to 1.0 but ≥0.75 to 1.0	150.0 bps	50.0 bps	22.5 bps
V*	<0.75	125.0 bps	25.0 bps	17.5 bps

1.39    The Credit Agreement is amended to add Schedule 1.01A attached hereto as a new Schedule 1.01A to the Credit Agreement.
1.40    Schedule 2.01 of the Credit Agreement is amended and restated in its entirety in the form of Schedule 2.01 attached hereto.
1.41    Schedule 8.01 of the Credit Agreement is amended and restated in its entirety in the form of Schedule 8.01 attached hereto.
1.42    Schedule 8.05 of the Credit Agreement is amended and restated in its entirety in the form of Schedule 8.05 attached hereto.
1.43    Schedule 12.02 of the Credit Agreement is amended and restated in its entirety in the form of Schedule 12.02 attached hereto.
SECTION 2    AMENDMENTS TO GUARANTY. Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Subsidiary Guarantor and the Administrative Agent agree that the Guaranty is amended as follows:

2.1    The first paragraph following the recitals set forth in the Guaranty is amended to add the proviso “; provided that the definition of “Liabilities” shall not create or include any guarantee by any Loan Party of any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party” immediately following the phrase “called the ‘Liabilities’” appearing therein.
2.2    The Guaranty is amended to add the following as a new paragraph at the end thereof:
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other guarantor party hereto to honor all of its obligations under this Guaranty in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this paragraph shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Liabilities in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each guarantor party hereto that has total assets exceeding $10,000,000 at the time the relevant guarantee becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 3    REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and the Lenders that on the Second Amendment Effective Date, after giving effect hereto, (a) the representations and warranties made in Article VI of the Credit Agreement (as amended hereby) are true and correct in all material respects with the same effect as if made on and as of the Second Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date); and (b) no Event of Default or Default exists or will result from the execution and delivery of this Amendment.
SECTION 4    DEPARTING LENDERS. The parties hereto hereby acknowledge and agree that:
4.1    Each of Fifth Third Bank and The PrivateBank and Trust Company (each a “Departing Lender” and collectively the “Departing Lenders”) is entering into this Amendment solely to evidence its exit from the Credit Agreement and shall have absolutely no obligation hereunder. Upon the effectiveness hereof and the payment described in Section 4.2 below, each Departing Lender shall no longer (i) constitute a “Lender” for all purposes under the Loan Documents, (ii) be a party to the Credit Agreement and (iii) have any obligations under any of the Loan Documents, in each case, without further action required on the part of any Person.
4.2    Upon the effectiveness hereof: (i) each Departing Lender’s “Commitment” under the Credit Agreement shall be terminated, (ii) each Departing Lender shall have received payment in full in immediately available funds of all of its Loans, all interest thereon and all other amounts payable to it under the Credit Agreement, (iii) each Departing Lender shall not be a Lender hereunder as evidenced by its execution and delivery of its signature page hereto, (iv) the defined term “Lenders” in the Credit Agreement shall exclude the Departing Lenders and (v) the Loan Parties shall have no further obligations to the Departing Lenders under any of the Loan Documents (other than such obligations of the Loan Parties thereunder expressly stated to survive any such payment and termination of the Loans and Commitments of the Departing Lenders).
SECTION 5    EFFECTIVENESS. The amendments set forth in Sections 1 and 2 shall become effective on the date (the “Second Amendment Effective Date”) of satisfaction of the following conditions precedent:
5.1    The Administrative Agent shall have received counterparts of this Amendment signed by the Borrowers, the Subsidiary Guarantor, the Lenders (including the Departing Lenders), the Issuing Lender and the Swing Line Lender.
5.2    The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Second Amendment Effective Date) of (i) Foley & Lardner LLP, special counsel to the Loan Parties, (ii) Patricia Hanz, Esq., assistant general counsel of the Loan Parties, and (iii) Baker & McKenzie Zurich, Swiss counsel to B&S AG, in each case covering such matters relating to the Borrowers, this Amendment or the Credit Agreement as amended hereby as the Administrative Agent shall reasonably request (and the Borrowers hereby instruct such counsels to deliver such opinions to the Lenders and the Administrative Agent).
5.3    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers, the authorization and validity of this Amendment and the Credit Agreement as amended hereby, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
5.4    The Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed by a Responsible Officer of the Company, stating that (i) the representations and warranties made in Article VI of the Credit Agreement (as amended hereby) are true and correct in all material respects with the same effect as if made on and as of the Second Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date); and (ii) no Event of Default or Default exists or will result from the execution and delivery of this Amendment.
5.5    The Administrative Agent shall have received, for the account of each Lender (excluding any Departing Lender) party hereto that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an upfront fee in an amount equal to the amount previously disclosed to the Lenders and the Company.
5.6    The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ fees and reasonable and documented out-of-pocket expenses (including the reasonable fees and expenses of counsel to the Administrative Agent) in connection with this Amendment, in each case to the extent the Company has received reasonably detailed invoices reasonably in advance of the Second Amendment Effective Date.
5.7    The Administrative Agent shall have made such reallocations of each Lender’s Pro Rata Share of the Total Outstandings under the Credit Agreement as are necessary in order that the Total Outstandings with respect to such Lender reflects such Lender’s Pro Rata Share of the Total Outstandings under the Credit Agreement as amended hereby. The Borrowers hereby agree to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans and the reallocation described in this Section 5.7, in each case on the terms and in the manner set forth in Section 4.04 of the Credit Agreement.
The Administrative Agent shall notify the Company promptly in writing of the effectiveness of this Amendment, which notice shall be conclusive and binding.
SECTION 6    MISCELLANEOUS.
6.1    Continuing Effectiveness, etc. As herein amended, the Credit Agreement and the Guaranty shall remain in full force and effect and each is hereby ratified and confirmed in all respects.
6.2    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. Delivery of an executed counterpart hereof, or signature page hereto, to the Administrative Agent by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed counterpart hereof.
6.3    Incorporation by Reference. The provisions of Sections 12.04, 12.14, and 12.15 of the Credit Agreement are incorporated herein by reference as if fully set forth herein, mutatis mutandis.
6.4    Successors and Assigns. This Amendment shall be binding upon the Loan Parties, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.
6.5    Consent and Reaffirmation. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement, the Guaranty and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement, the Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BRIGGS & STRATTON CORPORATION, as the Company

By	/s/ Andrea L. Golvach
Name Andrea L. Golvach
Title Vice President & Treasurer

BRIGGS & STRATTON AG, as a Borrower

By	/s/ David J. Rodgers
Name David J. Rodgers
Title Director

BRIGGS & STRATTON POWER PRODUCTS GROUP, LLC, as the Subsidiary Guarantor

By	/s/ David J. Rodgers
Name David J. Rodgers
Title Treasurer

Second Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as an Issuing Lender, as the Swing Line Lender and as Administrative Agent

By:/s/Richard Barritt
Name: Richard Barritt
Title: Associate

Second Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Caroline V. Krider
Name: Caroline V. Krider
Title: Senior Vice President and Lender

Second Amendment to Credit Agreement

BMO HARRIS BANK, N.A.,
as a Lender

By: /s/ Ronald J. Carey
Name: Ronald J. Carey
Title: Senior Vice President

Second Amendment to Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Steven K. Kessler
Name: Steven K. Kessler
Title: Senior Vice President

Second Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Mark Holm
Name: Mark Holm
Title: Managing Director

Second Amendment to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Henry Hissrich
Name: Henry Hissrich
Title: Vice President

Second Amendment to Credit Agreement

ASSOCIATED BANK,
as a Lender

By: /s/ Derek Smith
Name: Derek Smith
Title: Vice President

Second Amendment to Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By: /s/ Jason Krogh
Name: Jason Krogh
Title: Authorized Signatory

Second Amendment to Credit Agreement

BANK OF THE WEST, A CALIFORNIA BANKING CORPORATION,
as a Lender

By: /s/ David Wang
Name: David Wang
Title: Vice President

Second Amendment to Credit Agreement

COMERICA BANK,
as a Lender

By: /s/ Heather Whiting
Name: Heather Whiting
Title: Vice President

Second Amendment to Credit Agreement

HSBC BANK USA, N.A.,
as a Lender

By: /s/ Joseph Philbin
Name: Joseph Philbin
Title: Senior Vice President

Second Amendment to Credit Agreement

THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Patrick Cowan
Name: Patrick Cowan
Title: Senior Vice President

Second Amendment to Credit Agreement

SANTANDER BANK, N.A.
as a Lender

By: /s/ Thomas J. Devitt
Name: Thomas J. Devitt
Title: Senior Vice President

Second Amendment to Credit Agreement

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Second Amendment Effective Date, it is no longer a party to the Credit Agreement

FIFTH THIRD BANK,
as a Departing Lender

By: /s/ Gary S. Losey
Name: Gary S. Losey
Title: Vice President - Corporate Banking

Second Amendment to Credit Agreement

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Second Amendment Effective Date, it is no longer a party to the Credit Agreement

THE PRIVATEBANK AND TRUST COMPANY,
as a Departing Lender

By: /s/ Peter B. Campbell
Name: Peter B. Campbell
Title: Associate Managing Director

Second Amendment to Credit Agreement